                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul Geist
EVP & Chief Financial Officer
816-584-5611

For Immediate Release

                 American Italian Pasta Company to be Listed on
                         NASDAQ Under the Symbol "AIPC"

KANSAS CITY, MO, November 12, 2008 - American  Italian Pasta Company  (AITP.PK),
the largest  producer of dry pasta in North  America,  announced  today that the company has been  approved for listing on the NASDAQ Global  Market.  Trading is expected to commence on Friday, November 14, 2008 under the symbol "AIPC". Since
December  2006,  American  Italian  Pasta  Company  has been  quoted on the Pink
Sheets, an electronic quotation service for securities traded  over-the-counter, under the symbol "AITP".

"Our  listing on NASDAQ  represents a  significant  event as we continue to grow value for the shareholders,  employees, and customers of AIPC," said Jack Kelly,
President  and CEO of  American  Italian  Pasta  Company.  "Our  NASDAQ  listing provides an additional avenue to market visibility for our Company".

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

When used in this release,  the words "anticipate,"  "believe,"  "estimate," and
"expect"  and similar  expressions  are  intended  to  identify  forward-looking statements, but are not the exclusive means of identifying these statements. The statements  by the  Company  regarding  its  anticipated  listing  on NASDAQ are forward-looking.  Actual results or events could differ materially.  The Company will not update any forward-looking  statements in this press release to reflect future events.

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